Exhibit 3.2

AMENDED AND RESTATED

 BYLAWS

 OF

 OCONEE FINANCIAL CORPORATION

 ARTICLE I

 OFFICES

                         Section 1.  Registered Office.  The corporation shall maintain at all times a registered office in the State of Georgia and a registered agent at that office.

                         Section 2.  Other Offices.  The corporation may also have offices at such other places, both inside or outside of the State of Georgia, as the board of directors may from time to time designate or the business of the corporation may require.

 ARTICLE II

SHAREHOLDERS MEETINGS

                        Section 1.  Annual Meetings.

                        1.1.  Date, time and purpose of meeting.  The annual meeting of the shareholders of the corporation shall be held on the first Monday of May, or at a different time and date determined by the board of directors with proper notice to the shareholders in accordance with these bylaws, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

                        The only business that may be conducted at an annual meeting of stockholders shall be business brought before the meeting (a) by or at the direction of the board of directors prior to the meeting, (b) by or at the direction of the chairman of the board, the president, or the treasurer, or (c) by a shareholder of the corporation who is entitled to vote with respect to the business and who complies with applicable notice procedures.  For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the secretary of the corporation.  To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal offices of the corporation on or before the later to occur of (i) 15 days prior to the annual meeting or (ii) 5 days after notice of the meeting is provided to the shareholders pursuant to these bylaws.  A shareholder’s notice to the secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the corporation’s books, and address of the shareholder proposing the business; the series or class and number of shares of the corporation’s capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business.  The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with these bylaws or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.

                        1.2.  Failure to hold meeting.  The failure to hold an annual meeting at the time stated in or fixed in accordance with these bylaws shall not affect the validity of any corporate action.

                        Section 2.  Special Meetings.

                        2.1.  Call of special meetings.  The chairman of the board of directors, if any, or the president may call a special meeting of the shareholders at any time.  The president or the secretary must call a special meeting:

(1)	when so directed by the board of directors;

(2)

at the request in writing of shareholders owning at least 25% of the outstanding shares of the corporation entitled to vote thereat; provided that such request shall state the purposes for which the meeting is to be called.

                        2.2.  Business conducted.  Except as otherwise provided in these bylaws, only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting.

                        Section 3.  Place of Meetings.  Meetings of the shareholders of the corporation shall be held at any place within or without the State of Georgia designated by the board of directors or any other person(s) who properly called the meeting as may be specified in the notice of meeting given in accordance with these bylaws or, if not specified in the notice, at the principal office of the corporation.

                        Section 4.  Notice of Meetings.

                        4.1.  Notice requirements.  Written notice of every meeting of shareholders, stating the place, date and time of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

                        4.2.  Notice by mail.  Notice may be given in any manner permitted by law.  Any written notice deposited in the United States mail with prepaid first class postage thereon addressed to the shareholder at his address as it appears on the corporation’s record of shareholders shall be deemed delivered when so deposited.

                        4.3.  Waiver by attendance.  A shareholders attendance, in person or by proxy, at a meeting of shareholders shall constitute:

(1)

a waiver of notice of the meeting and of all objections to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)

a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                        4.4.  Other waivers of notice.  Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.  Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver of the notice of a meeting at which the shareholders consider an amendment of the articles of incorporation, a plan of merger or share exchange, or a sale or other disposition of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless:

(1)

prior to the execution of the waiver, the shareholder shall have been furnished the same material that would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters– rights; or

(2)	the waiver expressly waives the right to receive the material required to be furnished.

                        Section 5. Quorum.

                        5.1.  Required number.  At all meetings of the shareholders, a majority of the shares outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the articles of incorporation, or by these bylaws.

                        5.2.  Adjournment.  If a quorum is not present at any meeting of the shareholders, a majority of the shares present and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting before adjournment of the date, time, and place for the adjourned meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.  If, after the meeting is adjourned, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                        5.3.  When shares present.  Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

                        Section 6.  Order of Business.  At the annual meeting of shareholders the order of business shall be as follows:

                        1.  Calling of meeting to order.
                        2.  Proof of notice of meeting.
                        3.  Reading of minutes of last previous annual meeting.
                        4.  Reports of officers.
                        5.  Reports of committees.
                        6.  Election of directors.
                        7.  Miscellaneous business.

                        Section 7.  Voting.

                        7.1.  Number of votes per share.  Unless the articles of incorporation or applicable law otherwise provide, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a meeting of shareholders.

                        7.2.  Votes required.  If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, these bylaws, or applicable law require a different vote.

                        7.3.  Voting for directors.  Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Shareholders do not have a right to cumulate their votes for directors.

                        7.4.  Shareholder nominations of directors.  Shareholders may nominate a person for election to the board of directors (other than any candidate to be sponsored by and proposed at the instance of the management) in accordance with the requirements of this Section.  Such shareholder or shareholders shall promptly notify the president by first class registered mail sent not less than 5 business days before the meeting or within 5 days after the shareholder receives notice of the meeting.  Such notification shall contain the following information with respect to each nominee, to the extent known to the shareholder giving such notification:

(1)	Name, address, and principal present occupation;

(2)	To the knowledge of the shareholder who proposed to make such nomination, the total number of shares that may be voted for such proposed nominee;

(3)	The names and address of the shareholders who propose to make such nomination, and the number of shares of the corporation owned by each of such shareholders; and

(4)

The following additional information with respect to each nominee:  age, past employment, education, beneficial ownership of shares in the corporation, past and present financial standing, criminal history (including any convictions, indictments, or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholder(s) (and their relatives, subsidiaries, and affiliates) intending to make such nomination, past and present relationships or dealings with the corporation or any of its subsidiaries, affiliates, directors, officers, or agents, plans or ideas for managing the affairs of the corporation (including, without limitation, any termination of employees, any sales of corporate assets, any proposed merger, business combination, or recapitalization involving the corporation, and any proposed dissolution or liquidation of the corporation), and all additional information relating to such person that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder in connection with any acquisition of shares by such nominee or in connection with the solicitation of proxies by such nominee for his election as a director, regardless of the applicability of such provisions of the Securities Exchange Act of 1934.

(b)

Any nominations not in accordance with the provisions of this Section may be disregarded by the chairman of the meeting, and upon instruction by the chairman, votes cast for each such nominee shall be disregarded.  If a person should be nominated by more than one shareholder, and if one such nomination complies with the provisions of this Section, such nomination shall be honored, and all shares voted for such nominee shall be counted.

                        7.5.  Proxies.  A shareholder may vote his shares in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form.  An appointment is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

                        Section 8.  Action Without Meeting.

                        8.1.  Generally.  Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and executed by:

(1)	two-thirds (2/3) of the shareholders entitled to vote on the action; or

(2)

if so provided in the articles of incorporation, persons who would be entitled to vote, at a meeting, shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

                         8.2.  Requirements for consent.  A written consent is valid only if:

(1)

the consenting shareholder was furnished the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights; or

(2)	it contains an express waiver of the right to receive the material otherwise required to be furnished.

                        Section 9.  List of Shareholders.

                        9.1.  Maintenance of list.  The corporation shall keep or cause to be kept a record of its shareholders, giving their names and addresses and the number, class and series, if any, of shares held by each.  After a record date for a meeting of shareholders is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting.  The list shall show the address of and number of shares held by each shareholder, and shall comply as to form in all other respects with applicable law.

                         9.2.  Inspection by shareholders.  The list of shareholders shall be made available for inspection by any shareholder, his agent, or his attorney at the time and place of a meeting of shareholders.

                        9.3.  Validity of action.  Refusal or failure to prepare or make available the list of shareholders shall not affect the validity of action taken at a meeting of shareholders.

ARTICLE III

DIRECTORS

                        Section 1.  Powers.  Except as otherwise provided by any legal agreement among the shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation, or by these bylaws directed or required to be exercised or done by the shareholders.

                        Section 2.  Number, Election, and Term.

                        2.1.  Number of directors.  The number of directors that shall constitute the whole board shall be set by resolution of the board of directors or by the shareholders from time to time as provided in Article II; provided, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

                        2.2.  Qualifications.  Directors shall be natural persons who are 18 years of age or older and shareholders of the corporation, but need not be residents of the State of Georgia.

                        2.3.  Term of office.  The terms of the directors shall expire at the annual meeting of shareholders following their election, or at their earlier resignation, removal from office, or death.  A decrease in the number of directors in accordance with these bylaws shall not shorten an incumbent director’s term.  A director whose term has expired shall remain in office until his successor is elected and qualified, or until there is a decrease in the number of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  A director elected by the board of directors to fill a vacancy created by reason of an increase in the number of directors shall serve until the next election of directors by the shareholders and until the election and qualification of his successor.

                        Section 3.  Vacancies.  Except as otherwise provided in the articles of incorporation, these bylaws, or applicable law, a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or the affirmative vote of a majority of all the directors remaining in office, if the directors remaining in office constitute fewer than a quorum of the board.

                        Section 4.  Meetings and Notice.

                        4.1.  Place of meetings.  The board of directors may hold regular or special meetings either within or without the State of Georgia.

                        4.2.  Notice of meetings.  Regular meetings of the board of directors may be held without notice at such date, time, and place as shall from time to time be determined by the board.  Special meetings of the board of directors may be called by the chairman of the board, if any, or the president, or by any two directors, on at least one day’s oral, telegraphic, or written notice of the date, time, and place of the meeting.  The notice of a meeting need not state the purpose of the meeting.

                        4.3.  Waiver of notice.  Notice of a meeting of the board of directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                        Section 5.  Quorum.  Except as otherwise provided by law, the articles of incorporation, or these bylaws, a majority of directors shall constitute a quorum for the transaction of business.  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.  If a quorum shall not be present, or shall no longer be present, at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                        Section 6.  Conference Telephone Meeting.  Unless the articles of incorporation or these bylaws provide otherwise, directors may participate in a meeting of the board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other.  Participation in the meeting shall constitute presence in person.

                        Section 7.  Action Without Meeting.  Action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.  Action by consent has the effect of a meeting vote and may be described as such in any document.

                        Section 8.  Committees.

                        8.1.  Creation.  The board of directors from time to time may create one or more committees and appoint one or more directors to serve on them at the pleasure of the board.

                        8.2.  Authority.  To the extent specified by the board of directors, the articles of incorporation or these bylaws, each committee may exercise the authority of the board of directors, except that, unless otherwise permitted by law, a committee may not:

(1)	approve or propose to shareholders action that is required to be approved by shareholders;

(2)	fill vacancies on the board of directors or on any of its committees;

(3)	amend the articles of incorporation;

(4)	adopt, amend, or repeal these bylaws; or

(5)	approve a plan of merger not requiring shareholder approval.

                        8.3.  Meetings, notice, quorum and voting.  Sections 4 through 7 of this Article shall also apply to committees and their members, unless otherwise provided by the articles of incorporation, these bylaws, or applicable law.

                        Section 9.  Removal of Directors.

                        9.1.  Removal right.  The shareholders may remove any director, with or without cause, by a majority of the votes entitled to be cast for the election of directors.

                        9.2.  Meeting required.  A director may be removed only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

                        9.3.  Replacement.  A vacancy resulting from the removal of a director by the shareholders may be filled by the shareholders at the same meeting at which the director was removed or any subsequent meeting of the shareholders; or, if (but only if) the shareholders do not fill such a vacancy within sixty days after the removal, by majority vote of the remaining directors.

                        Section 10.  Compensation of Directors.  Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

                        Section 11.  Honorary and Advisory Directors.  The Board of Directors may from time to time appoint any individual an Honorary Director, Director Emeritus, or a member of any advisory Board established by the Board of Directors.  Any individual appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 11 may be compensated as provided in Section 10 of this Article, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 5 of this Article and shall not have any responsibility or be subject to any liability imposed upon a director, or otherwise be deemed a director.

ARTICLE IV

OFFICERS

                        Section 1.  Number.  The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary, and a treasurer (the “principal officers”).  The board of directors may also choose a chairman of the board and may choose one or more vice-presidents (any of whom may have such distinguishing designations or titles as the board may determine), assistant secretaries and assistant treasurers, and such other officers as the board shall from time to time deem necessary.  Any number of offices may be held by the same person.

                        Section 2.  Compensation.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors or by a committee or officer appointed by the board.

                        Section 3.  Term of Office.  Unless otherwise provided by the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of share-holders of the corporation, or as soon thereafter as is conveniently possible.  Other officers may be chosen from time to time.  Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal, and any failure to choose officers of the corporation annually shall not affect the validity of any action taken by or the authority of an officer previously duly chosen and qualified and not theretofore resigned or removed by the board of directors.

                        Section 4.  Removal.  Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

                        Section 5.  Vacancies.  Any vacancy in an office resulting from any cause may be filled by the board of directors.

                        Section 6.  Powers and Duties.  Except as herein-after provided and subject to the control of the board of directors, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

                        (1)  President.  The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and (unless the board shall have created an office of chairman of the board) the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  He may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                        (2)  Vice-President.  In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-presidents in the ranking established by the board of directors, or in the absence of any ranking, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                        (3)  Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, shall have responsibility for the preparation of minutes of all meetings of the board of directors and of the shareholders and shall keep, or cause to be kept, as permanent records of the corporation, in a book or books for that purpose, all minutes of such meetings, all executed consents evidencing corporate actions taken without a meeting, records of all actions taken by a committee of the board of directors in place of the board, and waivers of notice of all meetings of the board and its committees.  He shall have responsibility for authenticating records of the corporation.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have charge of the corporate seal of the corporation and shall be authorized to use the seal of the corporation on all documents which are authorized to be executed on behalf of the corporation under its seal.

                        (4)  Assistant Secretary.  The assistant secretary or if there is more than one, any assistant secretary, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or the secretary may from time to time prescribe.

                        (5)  Treasurer.  The treasurer shall have the legal custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the corporation and shall deposit all funds and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  He shall render to the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.  If required by the board of directors, he shall give the corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.

                        (6)  Assistant Treasurer.  The assistant treasurer, or if there is more than one, any assistant treasurer, shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, the president, or the treasurer may from time to time prescribe.

                        Section 7.  Securities of Corporation.  Any security issued by any other corporation or entity and owned or controlled by the corporation may be voted, and all rights and powers incident to the ownership of such securities, including without limitation execution of any consent of shareholders or other consents in respect thereof, may be exercised on behalf of the corporation by the president, who may in his discretion delegate any of the foregoing powers, by executing proxies or otherwise.  The board of directors may from time to time confer like powers on any person or persons.

                        Section 8.  Checks and Drafts.  All checks, drafts, and similar items drawn on the corporation’s bank account shall be signed by such officer or officers or agent or agents as the board of directors shall from time to time determine.

ARTICLE V

SHARES

                        Section 1.  Authorization of Issuance of Shares.  The par value and maximum number of shares of the capital stock of the corporation which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the Corporation.

                        Section 2.  Form and Content of Certificate.

                        2.1.  Form.  Every holder of fully-paid shares in the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe in accordance with applicable law.

                        2.2.  Required signatures.  Except as otherwise provided by the board of directors from time to time, each share certificate shall be signed by any two officers of the corporation, who may, but shall not be required to, seal the certificate with the seal of the corporation or a facsimile thereof.

                        Section 3.  Lost Certificates.  The board of directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and on such conditions as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, and/or satisfy any other reasonable requirements imposed by the board of directors.

                        Section 4.  Transfers.  (1)  Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer agent or registrar appointed as provided in Section 6 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

                        (2)  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                        (3)  Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, and accompanied by such evidence that all such signatures are genuine as the corporation may, at its option, request, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

                        (4)  The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these bylaws or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the corporation, and nothing contained herein shall limit or waive any rights of the corporation with respect to such matters under applicable law or any subscription or other agreement.

                        Section 5.  Record Date.

                        5.1.  Fixing of record date.  For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, or to take any other action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 70 days before any meeting or action requiring a determination of shareholders.

                        5.2.  No record date fixed.  If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day before the day on which the first notice thereof is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  If no record date is fixed by the board for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the board of directors is required by law, the record date shall be the first date on which a signed written consent to such action shall have been delivered to the corporation in any manner permitted by law on behalf of all shareholders.  If no record date is fixed for other purposes, the record date shall be at the close of business on the day on which the board of directors adopts the resolution or otherwise takes formal action relating thereto.

                        5.3.  Adjournment of meeting.  A determination of the shareholders entitled to notice of or to vote at a meeting of shareholders shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date.  The board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                       Section 6.  Transfer Agent and Registrar.  The board of directors may appoint such transfer agents and/or registrars as it shall determine, and may require all certificates of stock to bear the signa-ture or signatures of any of them.

ARTICLE VI

GENERAL PROVISIONS

                        Section 1.  Distributions and Share Dividends.  Distributions upon the shares of the corporation, subject to the provisions, if any, of the articles of incorporation, or any lawful agreement among shareholders, may be declared by the board of directors at any regular or special meetings, pursuant to law.  Distributions may be paid in cash or in property, subject to the provisions of the articles of incorporation.  Before payment of any distribution, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                        Section 2.  Fiscal Year.  The fiscal year of the corporation shall be fixed by the board of directors.

                        Section 3.  Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time determine.

                        Section 4.  Annual Statements.

                        4.1.  Required statements.  Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare the following financial statements:

(1)	a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

(2)	a profit and loss statement showing the results of its operations during its fiscal year.

                        4.2.  Principles used; other information.  If financial statements are prepared by the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and must disclose that they are so prepared, on that basis.  If otherwise prepared, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the corporation for the use of others.  If the statements are reported upon by a public accountant, his report must accompany them.  If not, the statements shall be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(1)	stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)	describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                        4.3.  Requests for financial statements.  Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent annual balance sheet and profit and loss statement.  If prepared for other purposes, the corporation shall also furnish upon written request a statement of changes in shareholders’ equity for the fiscal year.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES,
AND AGENTS

                        Section 1.  Authority to Indemnify.  Every person who is or was an officer, director, employee or agent of this corporation may in accordance with Section 3 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, or in connection with any appeal relating thereto, in which he may have become involved, as a party, prospective party or otherwise, by reason of his being an officer, director, employee or agent of this corporation, if he acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  As used in this Article, the terms “expense” and “liability” shall include attorneys fees and reasonable expenses incurred with respect to a proceeding and the obligation to pay a judgment, settlement, penalty, and fine including an excise tax assessed with respect to an employee benefit plan.

                        Notwithstanding the foregoing, the corporation shall not indemnify an officer, director, employee or agent in connection with a proceeding by or in the right of the corporation in which the officer, director, employee, or agent was adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.  In addition, indemnification permitted pursuant to this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

                        Section 2.  Mandatory Indemnification.  Every officer, director, employee or agent, to the extent that he has been successful, on the merits or otherwise, in defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was an officer, director, employee or agent, of this corporation, shall be indemnified by the corporation against reasonable expenses incurred by him in connection therewith.

                        Section 3.  Determination and Authorization of Indemnification.  Except as provided in Section 2 above, any indemnification under Section 1 above shall not be made unless a determination has been made in the specific case that indemnification of the officer, director, employee, or agent is permissible under the circumstances because he has met the standard of conduct set forth in Section 1 above.  The determination shall be made:  (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such a quorum cannot be obtained, then by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel (i) selected by the board of directors or its committee in the manner prescribed above or (ii) if a quorum of the board of directors cannot be obtained and a committee cannot be designated, then selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by the shareholders, but the shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                        Once it has been determined that indemnification of the officer, director, employee, or agent is permissible, an authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible,  except that if determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be determined in the manner prescribed in item (c) above.

                        Section 4.  Advance for Expenses.  Expenses incurred with respect to any claim, action, suit, or proceeding of the character described in Section 1 to this Article VII may be advanced by the corporation prior to the time of the disposition thereof upon the receipt of written affirmation from the director of his good faith belief that he has met the standard of conduct set forth in Section 1 above and the officer, director, employee, or agent furnishes the corporation a written undertaking executed personally or on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification under Section 1 of this Article.

 ARTICLE VIII

FAIR PRICE REQUIREMENTS

                        All of the requirements of Part 2 of Article 11 of the Georgia Business Corporation Code (currently codified in Sections 14-2-1110 through 14-2-1113), as may be in effect from time to time, shall apply to all “business combinations” (as defined in Section 14-2-1110 of the Georgia Business Corporation Code) involving the corporation.  The requirements of the Fair Price Statute shall be in addition to the requirements of articles of incorporation, and nothing contained in the articles of incorporation shall be deemed to limit the provisions contained in the Fair Price Statute.

ARTICLE IX

 AMENDMENTS

                        Power to Amend By-Laws.  The shareholders shall have the power to alter, amend or repeal these by-laws or adopt new by-laws, by majority vote of all shares, at any regular or special meeting of the shareholders.